Exhibit 99.2

Z SQUARED INC. (formerly known as Coeptis Therapeutics Holdings, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	As of
	March 31, 2026 (unaudited)	December 31, 2025
ASSETS
CURRENT ASSETS
Cash	$5,211,188	$5,674,302
Marketable securities	50,551	676,596
Interest receivable	15,287	7,348
Prepaid assets	631,082	991,903
TOTAL CURRENT ASSETS	5,908,108	7,350,149

PROPERTY AND EQUIPMENT
Furniture and fixtures, net	9,727	9,873

OTHER ASSETS
Investments	13,159,346	7,860,083
Intangible assets, net	316,094	361,250
Co-development rights, net	304,167	554,167
Right of use asset, net of accumulated amortization	89,251	18,399
Total other assets	13,868,858	8,793,899
TOTAL ASSETS	$19,786,693	$16,153,921

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,011,172	$888,755
Accrued expenses	60,140	41,054
Convertible notes payable, in default	100,000	100,000
Right of use liability, current portion	40,323	18,875
Customer deposit	485,684	599,455
Other current liabilities	120,000	120,000
TOTAL CURRENT LIABILITIES	1,817,319	1,768,139

LONG TERM LIABILITIES
SBA loan payable	150,000	150,000
Derivative liability warrants	187,500	167,625
Right of use liability, non-current portion	53,030	–
TOTAL LONG TERM LIABILITIES	390,530	317,625
TOTAL LIABILITIES	2,207,849	2,085,764

COMMITMENTS AND CONTINGENCIES (NOTE 10)

STOCKHOLDERS’ EQUITY
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, 10,000 designated as Series A, zero shares issued and outstanding	–	–
Common stock, $0.0001 par value, 150,000,000 shares authorized, 6,553,996 and 5,746,948 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	656	575
Additional paid-in capital	134,700,105	127,201,691
Subscription receivable	(3,653,456)	(3,686,544)
Accumulated deficit	(113,870,346)	(109,953,728)
TOTAL STOCKHOLDERS’ EQUITY - CONTROLLING INTERESTS	17,176,959	13,561,994
TOTAL STOCKHOLDERS’ EQUITY - NONCONTROLLING INTERESTS	401,885	506,163
TOTAL STOCKHOLDERS’ EQUITY	17,578,844	14,068,157
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$19,786,693	$16,153,921

The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

1

Z SQUARED INC. (formerly known as Coeptis Therapeutics Holdings, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
SALES
Sales	$113,771	$62,874
Total sales	113,771	62,874
Cost of goods	45,156	45,156
Gross profit	68,615	17,718

COST OF OPERATIONS
Research and development expense	235,529	86,659
Salary expense	422,705	439,173
Amortization expense	250,000	250,000
Professional services expense	1,014,144	2,325,567
Stock based compensation expense	1,416,178	597,731
General and administrative expenses	644,703	269,072
Selling and marketing expense	–	106,500
Total cost of operations	3,983,259	4,074,702

LOSS FROM OPERATIONS	(3,914,644)	(4,056,984)

OTHER (EXPENSE) INCOME

Interest expense	(5,257)	(71,491)
Other income, net	32,206	111,414
Unrealized loss on marketable securities	(176,045)	–
Unrealized loss on investments	(22,688)	–
Realized gain on sale of marketable securities	85,407	–
Change in fair value of derivative liabilities	(19,875)	596,120
TOTAL OTHER (EXPENSE) INCOME, net	(106,252)	636,043

LOSS BEFORE INCOME TAXES	(4,020,896)	(3,420,941)

PROVISION FOR INCOME TAXES (BENEFIT)	–	–

NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	(3,916,618)	(3,356,538)
NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTERESTS	(104,278)	(64,403)
NET LOSS	$(4,020,896)	$(3,420,941)

LOSS PER SHARE

Loss per share, basic and fully diluted	$(0.65)	$(1.10)

Weighted average number of common shares outstanding	6,032,193	3,073,074

The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

2

Z SQUARED INC. (formerly known as Coeptis Therapeutics Holdings, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(Unaudited)

					ADDITIONAL	COMMON
	PREFERRED STOCK		COMMON STOCK		PAID-IN	STOCK
	SHARES	AMOUNT	SHARES	AMOUNT	CAPITAL	SUBSCRIBED

BALANCE AT DECEMBER 31, 2024	6,520	$2	2,116,191	$212	$102,976,748	$541,875

Series A preferred stock offering	3,480	–	–	–	2,875,524	–

Pre-funded warrants exercise	–	–	200,000	20	380	–

Preferred share conversion	(6,200)	(1)	775,000	78	(77)	–

Shares issued for services	–	–	4,371	–	25,000	–

Shares issued for SEPA	–	–	81,877	8	239,195	–

Asset purchase agreement	–	–	187,500	19	541,856	(541,875)

Stock based compensation	–	–	–	–	597,731	–

Warrants issued for services	–	–	–	–	824,295	–

Net loss	–	–	–	–	–	–

BALANCE AT MARCH 31, 2025	3,800	$1	3,364,939	$337	$108,080,652	$–

BALANCE AT DECEMBER 31, 2025	–	$–	5,746,948	$575	$127,201,691	$–

Shares issued for SEPA	–	–	39,273	4	504,250	–

Shares issued for services	–	–	–	–	–	–

Shares issued for investment	–	–	330,775	33	3,658,338	–

Stock option exercised	–	–	437,000	44	1,919,648	–

Stock based compensation	–	–	–	–	1,416,178	–

Net loss	–	–	–	–	–	–

BALANCE AT MARCH 31, 2026	–	$–	6,553,996	$656	$134,700,105	$–

(continued)

3

Z SQUARED INC. (formerly known as Coeptis Therapeutics Holdings, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (continued)

FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

(Unaudited)

			TOTAL	NON-
	SUBSCRIPTION	ACCUMULATED	CONTROLLING	CONTROLLING	TOTAL
	RECEIVABLE	DEFICIT	INTEREST	INTEREST	EQUITY

BALANCE AT DECEMBER 31, 2024	$(2,100,000)	$(98,036,713)	$3,382,124	$485,102	$3,867,226

Series A preferred stock offering	1,850,000	–	4,725,524	302,238	5,027,762

Pre-funded warrants exercise	–	–	400	–	400

Preferred share conversion	–	–	–	–	–

Shares issued for services	–	–	25,000	–	25,000

Shares issued for SEPA	–	–	239,203	–	239,203

Asset purchase agreement	–	–	–	–	–

Stock based compensation	–	–	597,731	–	597,731

Warrants issued for services	–	–	824,295	–	824,295

Net loss	–	(3,356,538)	(3,356,538)	(64,403)	(3,420,941)

BALANCE AT MARCH 31, 2025	$(250,000)	$(101,393,251)	$6,437,739	$722,937	$7,160,676

BALANCE AT DECEMBER 31, 2025	$(3,686,544)	$(109,953,728)	$13,561,994	$506,163	$14,068,157

Shares issued for SEPA	–	–	504,254	–	504,254

Shares issued for services	33,088	–	33,088	–	33,088

Shares issued for investment	–	–	3,658,371	–	3,658,371

Stock option exercised	–	–	1,919,692	–	1,919,692

Stock based compensation	–	–	1,416,178	–	1,416,178

Net loss	–	(3,916,618)	(3,916,618)	(104,278)	(4,020,896)

BALANCE AT MARCH 31, 2026	$(3,653,456)	$(113,870,346)	$17,176,959	$401,885	$17,578,844

The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

4

Z SQUARED INC. (formerly known as Coeptis Therapeutics Holdings, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31, 2026	March 31, 2025
OPERATING ACTIVITIES

Net loss	$(4,020,896)	$(3,420,941)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	295,302	295,303
Right of use asset amortization	15,206	9,994
Amortization of debt discount	–	99,879
Non-cash revenue	(113,771)	(62,874)
Stock based compensation	1,416,178	597,731
Shares issued for non-employee services	33,088	25,000
Warrants issued for services	–	824,295
Change in fair value of derivative liability	–	(405,995)
Change in fair value of derivative liability warrants	19,875	(190,125)
Realized gain on sale of marketable securities	(85,407)	–
Forgiveness of interest	–	19,447
Unrealized loss on investments	22,688	–
Unrealized loss on marketable securities	176,045	–
(Increase) decrease in:
Interest receivable	(7,939)	–
Prepaid assets	360,821	135,778
Increase (decrease) in:
Accounts payable	122,418	(149,107)
Accrued expenses	19,086	–
Customer deposit	–	–
Right of use liability	(11,581)	(10,115)
Other current liabilities	–	(134,437)
NET CASH USED IN OPERATING ACTIVITIES	(1,758,887)	(2,366,167)

INVESTING ACTIVITIES
Sale of marketable securities	591,519	–
NET CASH PROVIDED BY INVESTING ACTIVITIES	591,519	–

FINANCING ACTIVITIES
Proceeds from notes payable	–	990,000
Repayment of notes payable	–	(218,750)
Shares issued for SEPA	504,254	–
Warrants issued for cash	–	400
Stock option exercised	200,000	–
Preferred stock offering	–	5,330,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	704,254	6,101,650
NET (DECREASE) INCREASE IN CASH	(463,114)	3,735,483
CASH AT BEGINNING OF PERIOD	5,674,302	532,885
CASH AT END OF PERIOD	$5,211,188	$4,268,368

SUPPLEMENTAL CASH FLOW DISCLOSURES
Interest paid	$2,193	$2,193
Taxes paid	$–	$–

SUPPLEMENTAL NON-CASH DISCLOSURES
Shares issued for investment	$3,658,371	$–
Investments received for stock options exercised	$1,719,692	$–
Increase in right of use assets due to lease renewal	$85,080	$–

The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

5

Z SQUARED INC. (formerly known as Coeptis Therapeutics Holdings, Inc.)

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2026 (unaudited)

NOTE 1 – DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

General. The registrant (the “Company,” “we” or “our”) was originally incorporated in the British Virgin Islands on November 27, 2018 under the name Bull Horn Holdings Corp. On October 27, 2022, Bull Horn Holdings Corp. domesticated from the British Virgin Islands to the State of Delaware. On October 28, 2022, in connection with the closing of a prior business combination, the Company changed its corporate name from Bull Horn Holdings Corp. to “Coeptis Therapeutics Holdings, Inc.” On April 24, 2026, in connection with the closing of the business combination described in Notes 16 and 17 (the “Merger”), the Company changed its corporate name from “Coeptis Therapeutics Holdings, Inc.” to “Z Squared Inc.”

Nature of Business During the Period Covered. Throughout the three months ended March 31, 2026, and prior to the closing of the Merger and the related Spin-Out described in Notes 16 and 17, the Company operated as a biopharmaceutical and technology company. The Company's biopharmaceutical division focused on developing innovative cell therapy platforms for cancer, autoimmune, and infectious diseases. The Company's technology division focused on AI-powered marketing software and robotic process automation tools designed to optimize business processes and improve operational efficiency. The accompanying condensed consolidated financial statements present the financial position, results of operations, and cash flows of the Company and its consolidated subsidiaries as they existed during, and as of the end of, the three-month period ended March 31, 2026, reflecting the biopharmaceutical and technology business as then conducted.

Subsidiaries During the Period Covered. During the three months ended March 31, 2026, the Company conducted its operations through its direct and indirect subsidiaries SNAP Biosciences, Inc. and GEAR Therapeutics, Inc. (each majority owned), and Coeptis Therapeutics, Inc., Coeptis Pharmaceuticals, Inc., and Coeptis Pharmaceuticals, LLC (each wholly owned).

Subsequent Change in Business; Reverse Acquisition Accounting. On April 24, 2026, the Company completed the Merger with Z Squared Inc., a Wyoming corporation (“Z Squared”), and effected a related Spin-Out of substantially all of its biopharmaceutical operations other than those conducted through GEAR Therapeutics, Inc. As a result of the Merger and the Spin-Out, (i) the Company's principal business following the closing is the digital asset mining operations conducted through Z Squared and its subsidiaries; (ii) the Company's interests in Coeptis Therapeutics, Inc., Coeptis Pharmaceuticals, Inc., Coeptis Pharmaceuticals, LLC, and SNAP Biosciences, Inc. (collectively, the “Spin-Out Subsidiaries”) are no longer held by the Company; and (iii) the Company's interest in GEAR Therapeutics, Inc. continues to be held by the Company. The Merger is being accounted for as a reverse acquisition under ASC 805-40, with Z Squared as the accounting acquirer and the Company as the accounting acquiree, as disclosed in the Company's Registration Statement on Form S-4 (File No. 333-288329) declared effective on December 23, 2025. Accordingly, the accompanying condensed consolidated financial statements as of and for the three months ended March 31, 2026 represent the historical financial statements of the legal acquirer in the Merger; the Company's financial statements for periods ending on or after the closing date of the Merger will reflect the operations of Z Squared as the accounting acquirer and the net assets of the Company (other than those of the Spin-Out Subsidiaries) recorded at their acquisition-date fair value. See Notes 16 and 17 for additional information regarding the Merger, the Spin-Out, and the related accounting treatment.

Basis of Presentation – The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly the Company's financial position, results of operations, and cash flows. The interim results of operations are not necessarily indicative of the results that may occur for the full fiscal year, and in particular, as further described in Notes 16 and 17 and in the “Recent Business Combination” and “Basis of MD&A Discussion” sections of Item 2 of this Quarterly Report, the financial position, results of operations, and cash flows of the Company in future periods will differ materially from those presented herein as a result of the Merger and the Spin-Out. Certain information and footnote disclosure normally included in the financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to instructions, rules, and regulations prescribed by the United States Securities and Exchange Commission (the “SEC”). The condensed interim financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2025 that was filed with the SEC on March 19, 2026.

6

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation – The accompanying condensed consolidated financial statements include the accounts of the Company and its subsidiaries identified above under “Subsidiaries During the Period Covered.” All material intercompany accounts, balances, and transactions have been eliminated. As described under “Subsequent Change in Business; Reverse Acquisition Accounting” above and in Notes 16 and 17, certain of these subsidiaries (the Spin-Out Subsidiaries) were distributed to the Company's stockholders in connection with the Spin-Out, which occurred subsequent to March 31, 2026 and is therefore not reflected in the accompanying condensed consolidated financial statements

Use of Estimates – The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification – The Company reclassified certain amounts of total stockholders’ equity – noncontrolling interests, net loss attributable to non-controlling interests, and accumulated deficit from prior periods. These presentation changes did not affect total stockholders’ equity or net loss.

Employee and Non-Employee Share-Based Compensation – The Company applies Accounting Standards Codification (“ASC”) 718-10, Share-Based Payment, which requires the measurement and recognition of compensation expenses for all share-based payment awards made to employees and directors including employee stock options equity awards issued to employees and non-employees based on estimated fair values.

ASC 718-10 requires companies to estimate the fair value of equity-based option awards on the date of grant using an option-pricing model. The fair value of the award is recognized as an expense on a straight-line basis over the requisite service periods in the Company’s unaudited condensed consolidated statements of operations. The Company recognizes share-based award forfeitures as they occur.

The Company estimates the fair value of granted option equity awards using a Black-Scholes option pricing model. The option-pricing model requires a number of assumptions, of which the most significant are share price, expected volatility and the expected option term (the time from the grant date until the options are exercised or expire). Expected volatility is estimated based on volatility of the Company. The Company has historically not paid dividends and has no foreseeable plans to issue dividends. The risk-free interest rate is based on the yield from governmental zero-coupon bonds with an equivalent term. The expected option term is calculated for options granted to employees and directors using the “simplified” method. Changes in the determination of each of the inputs can affect the fair value of the options granted and the results of operations of the Company.

Recent Accounting Pronouncements – The following standards have been issued by the Financial Accounting Standards Board ("FASB") but have not yet been adopted by the Company. The Company is evaluating each standard's applicability to its operations and the potential impact, if any, on its consolidated financial statements.

ASU 2024-04 – Debt – Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments – In November 2024, the FASB issued ASU 2024-04, which clarifies the requirements for determining whether certain settlements of convertible debt instruments should be accounted for as an induced conversion rather than a debt extinguishment. The amendments replace the prior requirement that all equity securities issuable under the original conversion terms must be included in an inducement offer, clarifying that induced conversion accounting may also apply to certain settlements involving cash conversion features. The assessment of the form and amount of consideration in an inducement offer is performed as of the date the offer is accepted by the holder. The ASU is applicable for smaller reporting entities for fiscal years beginning after December 15, 2026 and should be adopted, if applicable, beginning first quarter of 2027.

7

ASU 2025-04 – Compensation – Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer – In May 2025, the FASB issued ASU 2025-04, which clarifies the accounting for share-based payment awards granted by an entity as consideration payable to a customer in conjunction with the sale of goods or services. The amendments revise the definition of "performance condition" to explicitly address vesting conditions based on a customer's volume or monetary amount of purchases, eliminate the policy election to account for forfeitures as they occur for service conditions, and clarify that the variable consideration constraint under Topic 606 does not apply to share-based consideration payable to a customer measured under Topic 718. The ASU is applicable for smaller reporting entities for fiscal years beginning after December 15, 2026 and should be adopted, if applicable, beginning first quarter of 2027.

Revenue Recognition – The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”) to depict the transfer of control to the Company’s customers in an amount reflecting the consideration to which the Company expects to be entitled. The Company determines revenue recognition through the following steps:

i.	Identification of the contract, or contracts, with a customer
ii.	Identification of the performance obligations in the contract
iii.	Determination of the transaction price
iv.	Allocation of the transaction price to the performance obligations in the contract
v.	Recognition of revenue, when, or as, the company satisfies the performance obligations.

Under ASC 606, revenue is recognized when control of promised goods and services is transferred to customers. A performance obligation is a contractual promise to transfer a distinct good or service to the customer and is the unit of account under ASC 606. The transaction price of a contract is allocated to distinct performance obligations and recognized as revenue when or as the performance obligations are satisfied.

The Company generates revenue from its customers by 1) performing data research for its customers and delivering advertising campaigns via cold emails and social media sites, and 2) providing webinars for its customers to a targeted business-to-business audience. The fee for these services is based on observable prices explicitly negotiated between the Company and the customer. The Company recognizes revenue at the point in time when the good or service is delivered to the customer, which occurs upon delivery of the advertising campaign or webinar and there is a transfer of control to the customer.

During the three months ended March 31, 2026, revenues from delivering advertising campaigns via cold emails and social media sites were recognized from one customer who accounted for 100% of this revenue. Revenue was recognized at the point of delivery to the customers in the amount of $113,771, for the three months ended March 31, 2026. As of March 31, 2026, the Company has recorded customer deposits in the amount of $485,684.

During the three months ended March 31, 2025, revenues from delivering advertising campaigns via cold emails and social media sites were recognized from two customers who accounted for 100% of this revenue. Revenue was recognized at the point of delivery to the customers in the amount of $62,874, for the three months ended March 31, 2025.

8

Investments and Marketable Securities – The Company classifies its investments and marketable securities in accordance with ASC 320, Investments – Debt and Equity Securities, and ASC 321, Investments – Equity Securities, as applicable. Investments in equity securities with readily determinable fair values are measured at fair value, with unrealized gains and losses recognized in net income. For equity securities without readily determinable fair values, the Company applies the measurement alternative, recording these investments at cost, adjusted for impairments or observable price changes from transactions involving similar securities.

Marketable securities are categorized as trading securities and are thus marked to market and stated at fair value. Fair value is determined using the quoted closing bid prices and is recorded as a Level 1 asset. Realized gains and losses on marketable securities are recognized as incurred in the condensed consolidated statements of operations. Net changes in unrealized gains and losses are reported in the condensed consolidated statements of operations in the current period.

Going Concern – The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with GAAP, which contemplates continuation of the Company as a going concern, which is dependent upon the Company’s ability to obtain sufficient financials or establish itself as a profitable business. At March 31, 2026, the Company had an accumulated deficit of $113,870,346, and for the three months ended March 31, 2026, the Company had a net loss of $4,020,896. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with respect to operations include raising additional capital through sales of equity or debt securities as may be necessary to pursue its business plans and sustain operations until such time as the Company can achieve profitability. Management believes that additional financing as necessary will result in improved operations and cash flow. However, there can be no assurance that management will be successful in obtaining additional funding or in attaining profitable operations.

NOTE 3 – CO-DEVELOPMENT RIGHTS

In December 2018, the Company entered into an agreement with Purple Biotech (“Purple”) to market, distribute, and sell the Consensi product (the “Product”) on an exclusive basis within the United States and Puerto Rico. In September of 2021, the Company executed a license termination agreement with Purple to cease all efforts for sales and promotion of the Product in the United States and Puerto Rico. The termination included (i) issuance of $1,500,000 of convertible debt due in February 2023 to satisfy amounts owed for the license, (ii) the issuance of warrants (See Note 7, Capital Structure) and (iii) transfer of inventory ownership back to Purple. In conjunction with this termination, the Company also terminated its marketing agreement with a third party for the Product’s sales and promotion. On July 14, 2023, the Company and Purple executed an amendment to revise the note’s payment schedule, extending the maturity date to March 31, 2024. On June 19, 2024, the Company and Purple executed another amendment to extend the maturity date to August 31, 2024. The outstanding principal balance due under the convertible note at December 31, 2024 was $218,750. The Company paid the outstanding $218,750 principal balance in full during the quarter ended March 31, 2025, and the convertible note was considered fully satisfied as of March 31, 2025.

During the year ended December 31, 2021, the Company and Vy-Gen-Bio, Inc. (“Vy-Gen”) entered into agreements to jointly develop and commercialize two Vy-Gen product candidates, CD38-GEAR-NK and CD38-Diagnostic (the “CD38 Assets”). The Company paid $1,750,000 and issued promissory notes totaling $3,250,000 to Vy-Gen in accordance with the agreements. The collaboration arrangement provides the right for the Company to participate, under the direction of a joint steering committee, in the development and commercialization of the CD38 Assets and a 50/50 profit share, with the profit share subject to contingent automatic downward adjustment up to 25% upon an event of default in connection with the promissory notes. The Company capitalized $5,000,000 to be amortized over a five-year period in which the CD38 Assets are expected to contribute to future cash flows. The promissory notes were paid in full in 2022.

9

The Company made certain judgments as the basis in determining the accounting treatment of these options. The CD38 Assets represent a platform technology and a diagnostic tool which have multiple applications and uses. Both projects are intended to be used in more than one therapy or diagnostic option. For example, GEAR-NK is a technology which allows for the gene editing of human natural killer cells, so that these cells can no longer bind and be destroyed by targeted monoclonal antibody treatments. The GEAR-NK technology can be modified to work concomitantly with many different monoclonal antibody treatments in which there are currently over 100 approved by the FDA. Anti- CD38 is only the first class of monoclonal antibody treatments being developed under the GEAR-NK platform. Therefore, the pursuit of FDA approval for the use of CD38 assets for at least one indication or medical device approval is at least reasonably expected. Further, as the diagnostic asset may be used as an in vitro technology, it could be classified as a medical device, and therefore toxicity studies would not be a contingency to be resolved before reasonably establishing future value assumptions. In addition, there is perceived value in the CD38 assets, based on publicly disclosed current business deals in cell therapies, the developing market for these innovative technologies, and current interest from third parties in these technologies. The Company may sell or license its rights to another party, with the written consent of Vy-Gen, which cannot be unreasonably withheld. Furthermore, the Company believes that any negative results from ongoing development of a single therapy or use, would not result in abandoning the project. Given these considerations, The Company has determined that these options have alternative future use and should be recorded as assets pursuant to ASC 730-10-25-2, Research and Development.

Related to the joint development, the Company, under the direction of the joint steering committee, is assessing market opportunities, intellectual property protection, and potential regulatory strategies for the CD38 Assets. Vy-Gen is responsible for development activities conducted and overseen by the scientists at Karolinska Institute. The agreement does not currently require additional payments for research and development costs by the Company and no additional payments are required upon development or regulatory milestones.

In March 2025, the Company reached an agreement with Vy-Gen to successfully license the exclusive worldwide development and commercialization rights to the GEAR™ (Gene Edited Antibody Resistant) Cell Therapy Platform, representing a first-in-class approach to modifying potent cancer-targeting immune cells to optimize the likelihood of deep remission in patients with hematologic malignancies and other cancers. Coeptis had previously held limited co-development rights to GEAR. As part of this exclusive GEAR license agreement with VyGen-Bio, Inc., the Company paid a total of $400,000 for license fees during the year ended December 31, 2025, and committed to pay other performance-based fees, milestone and royalty payments in 2026 and beyond.

The total gross capitalized co-development rights recorded was $5,291,667, with accumulated amortization of $4,987,500 and $4,737,500, resulting in a net carrying amount of $304,167 and $554,167 at March 31, 2026 and December 31, 2025, respectively.

NOTE 4 – CONVERTIBLE NOTES

In September 2021, as part of a termination of a license agreement with Purple (see Note 3, Co-Development Options), the Company issued a convertible note in the principal amount of $1,500,000 that was payable on or before the maturity date in February 2023, bearing interest of 5% per annum and convertible in whole or in part at any time by Purple into shares of common stock of the Company. The conversion price is $5 per share of common stock, subject to certain adjustments under such terms and conditions as agreed between the parties. The Company may prepay the principal amount of the note plus accrued and unpaid interest at any time prior to the maturity date. On July 14, 2023, the Company and Purple executed an amendment to revise the note’s payment schedule, extending the maturity date to March 31, 2024. On June 19, 2024, the Company and Purple executed another amendment to extend the maturity date to August 31, 2024. The outstanding principal balance due under the convertible note at December 31, 2024 was $218,750. The Company paid the outstanding $218,750 principal balance in full during the quarter ended March 31, 2025, and the convertible note is considered satisfied.

In October 2022, in connection with the Company’s prior business combination, the Company entered into a convertible promissory note agreement with an unrelated third party in the principal amount of $350,000 with no accruing interest and was due on October 28, 2023 for legal services rendered to the Company. The noteholder may elect, in its sole discretion upon written notice to the Company, at any time prior to, as of or following the maturity date, to require that all or any portion of the principal amount not then repaid be converted, without any further action on the part of the noteholder, into shares of common stock, par value $0.0001 per share. The conversion price as set forth by the note is equal to $10.00 per share, provided that the conversion price shall be subject to a one-time adjustment on January 3, 2023, with the conversion price adjustable to a price equal to the thirty-day volume weighted average price of the stock as traded on the Nasdaq. However, the conversion price following such adjustment shall not be lower than a floor of $5.00 per share nor greater than $10.00 per share. Upon full conversion of the remaining principal amount due, the note will, for all purposes be deemed cancelled and all obligations shall be deemed paid in full. On October 27, 2023, a $200,000 payment was made, and on December 15, 2023, another $50,000 payment was made. On June 25, 2024, the Company and the unrelated third party signed an amendment to the note that extended the maturity date to July 31, 2024. The outstanding balance due under the convertible note at March 31, 2026 and December 31, 2025 was $100,000. The note was in default as of March 31, 2026.

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Yorkville Convertible Notes

On November 1, 2024, the Company entered into a Standby Equity Purchase Agreement (“SEPA”) pursuant to which the Company has the right to sell Yorkville up to $20,000,000 of its shares of Company Common Stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA (such transaction, the “Yorkville Transaction”). In connection with the SEPA, Yorkville has agreed to advance to the Company in the form of a convertible promissory note (the “Convertible Note”) an aggregate principal amount of up to $1,304,758 (the “Pre-Paid Advance”). The Convertible Note bears an interest rate of 8% per annum and is convertible in whole or in part at any time by Yorkville into shares of common stock of the Company at a conversion price determined based on the lower of (i) $1.00 per common share (the “Fixed Price”), or (ii) 95% of the lowest daily volume weighted average price during the five consecutive trading days immediately preceding the conversion date (the “Variable Price”), but which Variable Price shall not be lower than the floor price of $0.80 (the “Floor Price”). During the three months ended March 31, 2025, the Company recorded amortization of debt discount in the amount of $76,555 for the Convertible Note.

On January 2, 2025, Yorkville elected to convert a portion of the outstanding principal balance on YA Note-1, the convertible promissory note with an outstanding principal balance of $1,304,758. Yorkville converted $219,758 of the principal balance and $19,446 of accrued interest into 81,877 shares of common stock at a conversion price of $2.92 per share. After conversion, the principal balance of the note has a remaining balance of $1,085,000. During the three months ended June 30, 2025, Yorkville elected to convert the remainder of the note, including $1,085,000 in principal and $33,059 in accrued interest, into 151,623 shares at a conversion price of $7.37 per share.

The SEPA is an equity-linked contract that does not qualify for equity classification and is accounted for as a derivative liability recognized at fair value. Any changes in fair value between the carrying amount of the forward issuance contracts and the settlement amounts will be recognized in other (expense) income in the condensed consolidated statements of operations. As of March 31, 2026 and December 31, 2025, the fair value of the SEPA was $0. For the three months ended March 31, 2025, the Company recognized a gain on the change in fair value of derivative liability in the amount of $405,995, in the Company’s condensed consolidated statements of operations.

The derivative liability is accounted for as a liability in accordance with ASC 480 and is measured at fair value at inception and on a recurring basis, with changes in fair value presented in the condensed consolidated statements of operations.

The derivative liability was valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the derivative liability is the step factors input, assumed price movement, and probabilities assigned to them.

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The following table provides quantitative information regarding Level 3 fair value measurements for the derivative liability:

December 31, 2025
Risk-free interest rate	4.16%
Expected volatility	114.61%
Conversion price	$3.71
Stock price	$5.50

The following table presents the changes in the fair value of derivative liability:

Warrant Liabilities
Fair value as of November 1, 2024 (inception)	$501,824
Change in fair value	539,660
Fair value as of December 31, 2024	1,041,484
Change in fair value	(906,429)
Extinguishment of fair value of liability	(135,055)
Fair value as of December 31, 2025	$–

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the year ended December 31, 2025. There were no warrant liabilities outstanding as of March 31, 2026, and no activity during the three months then ended.

On January 16, 2025, the Company entered into a convertible promissory note with YA II PN, LTD, a Cayman Islands exempt limited partnership (“Yorkville”), in the original principal amount of $1,100,000. Interest shall accrue on the outstanding balance of the note at an annual rate equal to 8%, subject to an increase to 18% upon an event of default as described in the note. The maturity date of the note is December 31, 2025. Yorkville may convert the note into shares of Common Stock at any time at a conversion price equal to the lower of (i) $20.00 (the “Fixed Price”) or (ii) a price per share equal to 95% of the lowest daily VWAP during the 5 consecutive trading days immediately prior to the conversion date of the note (the “Variable Price”), but which Variable Price shall not be lower than a floor price of $1.00 per share (the “Floor Price”). The Company internally refers to this note as YA Note-2.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the note at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 5% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the Common Stock is less than the Fixed Price.

An “Amortization Event” will occur under the terms of the Promissory Note if (i) the daily VWAP is less than the Floor Price for five trading days during a period of seven consecutive trading days, or (ii) the Company has issued to Yorkville, pursuant to the transactions contemplated in the note and any integrated transactions, in excess of 99% of the Common Shares available under the Exchange Cap.

In July 2025, Yorkville elected to convert the entire outstanding principal balance on YA Note-2, $1,100,000, along with $43,397 of accrued interest into 158,582 shares of common stock at a weighted-average conversion price of $7.21 per share. After conversion, the principal balance of the note had a remaining balance of $0.

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NOTE 5 – SBA LOAN PAYABLE

Loans under the CARES Act -- On July 8, 2020, the Company received a loan of $150,000 from the United States Small Business Administration (the “SBA”) under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business. Proceeds are intended to be used for working capital purposes. Interest on the EIDL loan accrues at the rate of 3.75% per annum and interest payments are due monthly in the amount of $731. Each payment will be applied first to interest accrued to the date of receipt of each payment, and the balance, if any, will be applied to principal. The Company began making interest payments in January 2023. The balance of principal and interest is payable thirty years from the date of the promissory note. The balance of the loan is $150,000 as of March 31, 2026 and December 31, 2025.

NOTE 6 – DERIVATIVE LIABILITY WARRANTS

At March 31, 2026 and December 31, 2025, there were (i)  375,000 public warrants (the “Public Warrants”) outstanding that were issued as part of Bull Horn’s November 2020 initial public offering, which warrants are exercisable in the aggregate to acquire 187,500 shares of our common stock at an exercise price of $230.00 per share, and (ii) 187,500 private warrants (the “Private Placement Warrants”) outstanding that were issued to our sponsor Bull Horn Holdings Sponsor LC and the underwriters in Bull Horn’s initial public offering in November 2020, which warrants are exercisable in the aggregate to 187,500 shares of our common stock at an exercise price of $230.00 per share. The amount of warrants and related exercise price were adjusted for the Company’s 20-1 reverse stock split effective December 31, 2024. The Private Placement Warrants became exercisable on the consummation of our Business Combination in October 2022. No Public Warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the ordinary shares issuable upon exercise of the Public Warrants and a current prospectus relating to such shares of common stock. With respect to the shares of common stock issuable upon the exercise of the Public Warrants, the class A warrants and the class B warrants during any period when the Company shall have failed to maintain an effective registration statement related to the issuance of such shares underlying the applicable warrants, the holder of any applicable warrants may exercise its warrant on a cashless basis pursuant to an available exemption from registration under the Securities Act. If an exemption from registration is not available, holders will not be able to exercise their Public Warrants on a cashless basis. The Public Warrants will expire five years from the consummation of a Business Combination or earlier upon redemption or liquidation.

The Company may call the Public Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant:

•	at any time while the Public Warrants are exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each Public Warrant holder,
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $16.50 per share, for any 20 trading days within a 30-trading day period ending on the third trading day prior to the notice of redemption to Public Warrant holders, and
•	if, and only if, there is a current registration statement in effect with respect to the ordinary shares underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described above, the warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. Accordingly, the warrants may expire worthless.

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The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants only allow the holder thereof to one ordinary share. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Within ASC 815, Derivative and Hedging, Section 815-40-15 addresses equity versus liability treatment and classification of equity-linked financial instruments, including warrants, and states that a warrant may be classified as a component of equity only if, among other things, the warrant is indexed to the issuer’s ordinary share. Under ASC Section 815-40-15, a warrant is not indexed to the issuer’s ordinary share if the terms of the warrant require an adjustment to the exercise price upon a specified event and that event is not an input to the fair value of the warrant. Based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that the Company’s Private Placement Warrants and Public Warrants are not indexed to the Company’s ordinary share in the manner contemplated by ASC Section 815-40-15 because the holder of the instrument is not an input into the pricing of a fixed-for-fixed option on equity shares. In addition, based on management’s evaluation, the Company’s audit committee, in consultation with management, concluded that certain warrant provisions preclude equity treatment as by ASC Section 815-10-15.

The Company accounts for its Public Warrants and Private Placement Warrants as liabilities as set forth in ASC 815-40-15-7D and 7F. See below for details about the methodology and valuation of the Warrants.

The following table presents information about the Company’s derivative liability warrant that are measured at fair value on a recurring basis at March 31, 2026 and December 31, 2025, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	March 31, 2026	December 31, 2025
Warrant Liability – Public Warrants	1	$92,250	$81,000
Warrant Liability – Private Placement Warrants	3	95,250	86,625
Total		$187,500	$167,625

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within derivative liability warrants in the accompanying condensed consolidated balance sheets. The derivative liability warrants are measured at fair value at inception and on a recurring basis, with changes in fair value presented in the condensed consolidated statements of operations.

The Private Placement Warrants were valued using a binomial lattice model, which is considered to be a Level 3 fair value measurement. The binomial lattice model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the ordinary shares. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. For periods subsequent to the detachment of the Public Warrants from the Units, the close price of the Public Warrant price will be used as the fair value as of each relevant date.

The following table provides quantitative information regarding Level 3 fair value measurements:

	March 31, 2026	December 31, 2025
Risk-free interest rate	3.68%	3.41%
Expected volatility	81.41%	68.58%
Exercise price	$230.00	$230.00
Stock price	$11.22	$14.25

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The following table presents the changes in the fair value of warrant liabilities:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2025	$86,625	$81,000	$167,625
Change in valuation inputs	8,625	11,250	19,875
Fair value as of March 31, 2026	$95,250	$92,250	$187,500

There were no transfers in or out of Level 3 from other levels in the fair value hierarchy during the quarter ended March 31, 2026 and year ended December 31, 2025.

NOTE 7 – CAPITAL STRUCTURE

The total number of shares of stock which the corporation shall have authority to issue is 160,000,000 shares, of which 150,000,000 shares of $0.0001 par value shall be designated as common stock and 10,000,000 shares of $0.0001 shall be designated as preferred stock. The preferred stock authorized by the Company’s Articles of Incorporation may be issued in one or more series. The Board of Directors of the Corporation is authorized to determine or alter the rights, preferences, privileges, and restrictions granted or imposed upon any wholly unissued series of preferred stock, and within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series, to determine the designation and par value of any series and to fix the numbers of shares of any series.

Common Stock - As of March 31, 2026, the Company had 6,553,996 shares of its common stock issued and outstanding, and on December 31, 2025, the Company had 5,746,948 shares of its common stock issued and outstanding.

During the three months ended March 31, 2026 and the year ended December 31, 2025, there were no capital distributions.

On December 28, 2023, the Company granted pre-funded warrants exercisable to acquire up to 60,000 shares of our common stock for net proceeds of $1,200,000. The pre-funded common stock purchase warrants can be exercised at a price of $0.0001 per share, with no expiration date. During the first quarter of 2024, the Company and the third-party borrower agreed to amend the note as a result of the decline in the publicly traded common stock price. The amount of pre-funded warrants exercisable to acquire up to 60,000 shares of common stock was amended to 100,000 shares of common stock, and the total principal balance of the note agreement was increased from $1,000,000 to $1,100,000. The aggregate exercise price of this Warrant was partially pre-funded in connection with $100,000 and a $1,100,000 subscription receivable at a 6% per annum interest rate due on November 29, 2024. On August 12, 2024, the third-party assigned shares of common stock in a privately held company for the equivalent amount of principal and accrued interest owed, which satisfied the subscription receivable in full. See Note 9, Investments, for additional information.

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On February 8, 2024, the Company granted pre-funded warrants exercisable to acquire up to 200,000 shares of our common stock for net proceeds of $2,400,000. The pre-funded common stock purchase warrants can be exercised at a price of $0.0001 per share, with no expiration date. The aggregate exercise price of this Warrant was partially pre-funded in connection with $500,000 and a $1,900,000 subscription receivable at a 6% per annum interest rate due on December 31, 2024. On August 12, 2024, the third-party assigned shares of common stock in a privately held company for the equivalent amount of principal and accrued interest owed, which satisfied the subscription receivable in full. See Note 9, Investments, for additional information.

During the third quarter of 2025, the Company completed a private placement offering issuing 436,467 shares of common stock for total proceeds of $5,000,000. In addition to the shares of common stock of the Company, investors also received 10% aggregate non-voting ownership in the Company’s subsidiary, SNAP Biosciences, Inc. Of this $5,000,000 raised, $4,500,000 was collected as of December 31, 2025. $500,000 of the subscription receivable is tied to a promissory note bearing 1% interest annum, with a maturity date of January 18, 2026.

During the fourth quarter of 2025, the Company completed subscription agreements with two investors, resulting in gross proceeds of $3,120,000 for a total of 260,000 shares of common stock. The balance of $3,120,000 is tied to promissory notes bearing 1% interest annum, with a maturity date of December 18, 2026.

Treasury Stock – There was no treasury stock at March 31, 2026 and December 31, 2025.

Preferred Stock – The Company has 10,000,000 shares of preferred stock authorized, of which 10,000 have been designated as Series A preferred stock. As of March 31, 2026 and December 31, 2025, the Company had 0 shares of Series A preferred stock issued and outstanding.

On June 13, 2024, the Company performed an initial Series A preferred stock closing and raised $4.3 million in a sale to accredited investors (collectively, the “Series A Investors”) of 4,300 shares of the Company’s series A preferred stock (the “Series A Preferred Stock”), at a purchase price of $1,000 per share, in a financing led by CJC Investment Trust, an entity controlled by board member Christopher Calise, in a combination of cash and short- term collateralized promissory notes. The series A investors also received non-voting equity ownership interest in the Company’s two newly formed subsidiaries, SNAP Biosciences Inc. and GEAR Therapeutics Inc.

On July 31, 2024, the Company performed a second closing as part of its series A preferred stock offering and raised $1.3 million, at a purchase price of $1,000 per share.

On September 4, 2024, the Company performed a third closing as part of its series A preferred stock offering and raised $225,000, at a purchase price of $1,000 per share.

On December 23, 2024, the Company performed a fourth closing as part of its series A preferred stock offering and raised $695,000 at a purchase price of $1,000 per share.

On February 6, 2025, the Company completed its successful closure of the remaining $3.48 million of its Series A preferred stock offering, completing the total $10.0 million financing round.

On July 25, 2025, the Company and a holder of its preferred stock, who is also a party to an existing consulting agreement with the Company, entered into an addendum to amend the terms of the consulting arrangement. Under the amendment, the Company agreed to prepay the final six months of the consulting agreement by offsetting the outstanding $125,000 subscription receivable previously recorded from the shareholder. The prepayment will be amortized over the remaining term of the consulting agreement as services are rendered, thereby reducing the subscription receivable balance over time.

Throughout the year ended December 31, 2025, all 10,000 series A preferred shares were converted to common stock.

The series A investors currently have an aggregate 15% non-voting equity ownership interest in the Company’s two newly formed subsidiaries, SNAP Biosciences Inc. and GEAR Therapeutics Inc.

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The key terms of the Series A Preferred Stock are as follows:

Conversion. Each share of Series A Preferred Stock is convertible at the option of the holder, subject to the beneficial ownership and, if applicable, the primary market limitations described below, into such number of shares of the Company’s common stock as is equal to the number of shares of Series A Preferred Stock to be converted, multiplied by the stated value of $1,000 (the “Stated Value”), divided by the then conversion price. The initial conversion price is $0.40 per share of common stock, subject to adjustment in the event of stock splits, stock dividends, and similar transactions. In addition, the Series A Preferred Stock will automatically convert into shares of the Company’s common stock, subject to the beneficial ownership and, if applicable, the primary market limitations described below upon the consummation of a fundraising transaction in which the Company raises gross proceeds of at least $20 million.

Rank. The Series A Preferred Stock will be senior to the Company’s common stock and any other class of the Company’s capital stock that is not by its terms senior to or pari passu with the Series A Preferred Stock.

Dividends. The holders of Series A Preferred Stock will be entitled to dividends equal, on an as-if-converted to shares of the Company’s common stock basis (in each case after applying the beneficial ownership and, if applicable, the primary market limitations described below), to and in the same form as dividends actually paid on shares of the Company’s common stock when, as, and if such dividends are declared on shares of the Company’s common stock.

Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, before any payment shall be made to the holders of the Company’s common stock by reason of their ownership thereof, an amount per share equal to the greater of (i) the Stated Value, plus any dividends accrued but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted (in each case after applying the beneficial ownership and, if applicable, the primary market limitations described below) into the Company’s common stock immediately prior to such event.

Voting. On any matter to be acted upon or considered by the stockholders of the Company, each holder of Series A Preferred Stock shall be entitled to vote on an “as converted” basis (after applying the beneficial ownership and primary market limitations described below).

Beneficial Ownership Limitation. The Company will not affect any conversion of the Series A Preferred Stock, and a holder will not have the right to receive dividends or convert any portion of its Series A Preferred Stock, to the extent that prior to the conversion such holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) beneficially owns less than 20% of the Company’s outstanding common stock and, after giving effect to the receipt of dividends or the conversion, the holder (together with such holder’s affiliates, and any persons acting as a group together with such holder or any of the holder’s affiliates) would beneficially own 20% or more of the Company’s outstanding common stock.

Exchange Limitation. Unless the approval of the Company’s stockholders is not required by the applicable rules of Nasdaq for issuances of the Company’s common stock in excess of 19.99% of the outstanding common stock as of June 14, 2024 (the “Market Limit”), or unless the Company has obtained such approval, the Company shall not affect any conversion of the Series A Preferred Stock, including, without limitation, any automatic conversion, and a holder shall not have the right to receive dividends on or convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the receipt of the Company’s common stock in connection with such dividends or conversion, the holder would have received in excess of its pro rata share of the Market Limit.

Stock Based Compensation –

A summary of the Company’s stock option activity is as follows:

	Shares Underlying Options	Weighted Average Exercise Price	Weighted Average Contractual Life (Years)	Intrinsic Value
Outstanding at December 31, 2025	437,000	$12.11	6.26	$2,215,451
Granted	–	–	–	–
Exercised	(307,375)	10.52	–	–
Surrendered	(129,625)	23.58	–	–
Outstanding at March 31, 2026	–	$–	–	$–

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For the three months ended March 31, 2026 and 2025, the Company recorded $1,416,178 and $597,731, respectively, for stock-based compensation expense related to stock options. As of March 31, 2026, unamortized stock-based compensation for stock options was $0.

There were no options granted during the three months ended March 31, 2026 and the options granted during the three months ended March 31, 2025 were valued using the Black-Scholes option pricing model using the following weighted average assumptions:

	For the three months ended March 31,
	2026	2025
Expected term, in years	N/A	5.84
Expected volatility	N/A	94.85%
Risk-free interest rate	N/A	4.06%
Dividend yield	N/A	–

Option Exchange Program

On February 5, 2026, the Company completed an option exchange program pursuant to which eligible employees were offered the opportunity to exchange certain outstanding stock options that were out-of-the-money for shares of restricted common stock (the “Exchange”). The Exchange was treated as a modification of the original awards under ASC 718, Compensation — Stock Compensation.

In connection with the Exchange, the Company recognized all previously unrecognized compensation expense attributable to the original awards through the modification date of February 5, 2026. Additionally, the vesting conditions applicable to the newly issued restricted common stock were accelerated, with all remaining vesting requirements deemed satisfied as of the modification date. The Company measured the incremental compensation cost arising from the modification as the excess of the fair value of the replacement awards over the fair value of the original awards immediately prior to the modification date and recognized such incremental cost in full as of February 5, 2026, as a result of the accelerated vesting.

For the three months ended March 31, 2026, the Company recognized total stock-based compensation expense related to the Exchange of approximately $1,079,436, which is included in stock-based compensation expense in the condensed consolidated statements of operations.

Exercise of Stock Options — Consideration Received in Cash and Third-Party Public Company Common Stock

On March 2, 2026, certain holders exercised stock options for shares of the Company’s restricted common stock. In connection with such exercises, the Company received consideration in the form of a combination of cash and shares of common stock of a publicly traded third party (the “Third-Party Shares”).

As a result of this modification, the Company recognized additional stock-based compensation expense equal to the difference between (i) the compensation cost based on the initially expected fair value of the Third-Party Shares and (ii) the compensation cost based on the actual fair value of the Third-Party Shares received. For the three months ended March 31, 2026, the Company recognized incremental compensation expense of approximately $315,888 related to this modification, which is included in stock-based compensation expense in the condensed consolidated statements of operations.

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Exercise of Stock Options — Consideration Received in Private Company Common Stock

During the three months ended March 31, 2026, certain holders exercised stock options for shares of the Company’s restricted common stock, and the Company received shares of common stock of a privately held third-party entity (the "Private Company Shares") as the exercise consideration.

Fair value of the Private Company Shares was estimated using observable inputs and valuation techniques consistent with ASC 820, Fair Value Measurement. The fair value of the Private Company Shares was determined to be approximately $1,663,580 as of the exercise date. The Company recognized stock-based compensation expense in connection with this exercise in accordance with ASC 718, with the amount determined based on the grant-date fair value of the exercised options. The Private Company Shares received are reflected on the Company’s condensed consolidated balance sheets at their estimated fair value of $1,663,580 as of March 31, 2026 and are classified as investments.

Options/Stock Awards

On March 4, 2025, the Company granted options to purchase an aggregate of 87,375 shares of our common stock under the 2022 Equity Incentive Plan, to various officers, directors, employees and consultants, at an average exercise price of $10.52 per share. On January 6, 2025, the Company granted a stand-alone option to a consultant to purchase 100,000 shares of our common stock at an exercise price of $5.72 per share. The options are fully vested and carry a one-year term.

Common Stock Warrants –

All common stock warrants outstanding are listed in the table below:

				Outstanding at
Reference	Date Issued	Exercise price	Expiration	March 31, 2026	December 31, 2025
Warrant Holder 1	5/28/2021	$59.40	5/13/26	8,380	8,380
Warrant Holder 1	5/28/2021	$118.80	5/13/26	8,422	8,422
Warrant Holder 1	5/28/2021	$296.80	5/13/26	8,422	8,422
Warrant Holder 2	7/30/21	$59.40	7/30/26	421	421
Warrant Holder 2	7/30/21	$296.80	6/1/26	1,263	1,263
Warrant Holder 5	12/20/21	$59.40	12/20/26	2,948	2,948
Warrant Holder 20	1/3/23	$50.00	1/2/27	5,000	5,000
Warrant Holder 21	1/20/23	$38.00	1/19/27	12,500	12,500
Series A & B Warrants	6/16/23	$27.20	12/16/28	306,250	306,250
Series B Warrants	10/23/23	$27.20	4/26/29	100,000	100,000
Warrant Holder 22	6/16/23	$25.00	12/16/28	6,300	6,300
Warrant Holder 22	10/23/23	$28.00	4/26/29	3,300	3,300
Warrant Holder 23	6/16/23	$25.00	12/16/28	4,200	4,200
Warrant Holder 23	10/23/23	$28.00	4/26/29	2,400	2,400
Warrant Holder 24	10/23/23	$28.00	4/26/29	300	300
Warrant Holder 25	1/20/25	$12.00	1/20/30	100,000	100,000
Total Warrants outstanding				570,105	570,105

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Subscription receivable – In June 2024, in connection with the Company’s series A preferred stock offering, the Company closed on subscription agreements totaling $2,100,000, which the Company collected in full in February 2025.

During the second quarter of 2025, the Company collected $125,000 of outstanding subscription receivable resulting from one Series A preferred stock subscription agreement. At June 30, 2025, the Company had recorded subscription receivable of $125,000 resulting from the final Series A preferred stock subscription agreement where preferred shares have been issued as part of the February 6, 2025 closing. In connection with this subscription receivable, the Company and the investor agreed to satisfy the subscription as prepayment of the final six months of the consulting contract between both parties. The subscription receivable is being amortized through the end of June 2026 as professional services expense. The company recognized $33,088 in professional services expense in connection with the amortization of the subscription receivable during the three months ended March 31, 2026.

During the third quarter of 2025, in connection with the Company’s private placement offering, the Company recorded $5,000,000 in subscriptions receivable. As of March 31, 2026, the Company collected $4,500,000 of the proceeds, resulting in a net $500,000 in subscriptions receivable still to be collected.

During the fourth quarter of 2025, the Company issued a total of 260,000 shares to two investors, recording subscription receivables in the amount of $3,120,000.

Standby Equity Purchase Agreement – On November 1, 2024, the Company entered into the SEPA with Yorkville pursuant to which the Company has the right to sell to Yorkville up to $20,000,000 of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. The Company also entered into a Registration Rights Agreement with Yorkville pursuant to which it will register the resale of shares of common stock issued to Yorkville pursuant to the SEPA. Sales of common stock to Yorkville under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell common stock to Yorkville under the SEPA, except in connection with notices that may be submitted by Yorkville in certain circumstances as described below.

Each advance (each, an “Advance”) the Company requests in writing to Yorkville under the SEPA (notice of such request, an “Advance Notice”) may be for a number of shares of common stock up to such amount as is equal to 100% of the average daily volume traded of the common stock during the five trading days immediately prior to the date the Company requests each Advance. The shares of common stock purchased pursuant to an Advance delivered by the Company will be purchased at a price equal to 95% of the lowest daily VWAP of the shares of common stock during the three consecutive trading days commencing on the date of the delivery of the Advance Notice, other than the daily VWAP on a day in which the daily VWAP is less than a minimum acceptable price as stated by the Company in the Advance Notice or there is no VWAP on the subject trading day. The Company may establish a minimum acceptable price in each Advance Notice below which the Company will not be obligated to make any sales to Yorkville. “VWAP” is defined as the daily volume weighted average price of the shares of Common Stock for such trading day on the Nasdaq Stock Market (“Nasdaq”) during regular trading hours as reported by Bloomberg L.P.

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The SEPA will automatically terminate on the earliest to occur of (i) December 1, 2027, provided that the Convertible Note has been fully repaid or (ii) the date on which the Company shall have made full payment of Advances pursuant to the SEPA. The Company has the right to terminate the SEPA at no cost or penalty upon five trading days’ prior written notice to Yorkville, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued and the Company has paid all amounts owed to Yorkville pursuant to the Convertible Note. The Company and Yorkville may also agree to terminate the SEPA by mutual written consent.

Any purchase under an Advance would be subject to certain limitations, including that Yorkville shall not purchase or acquire any shares that would result in it and its affiliates beneficially owning more than 4.99% of the then outstanding voting power or number of shares of common stock or any shares that, aggregated with shares issued under all other earlier Advances, would exceed 19.99% of all shares of common stock outstanding on the date of the SEPA (the “Exchange Cap”), unless the Company obtains stockholder approval to issue shares of common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules.

In connection with the execution of the SEPA, the Company agreed to pay a commitment fee of $200,000 to Yorkville, payable as follows: (i) $80,000 payable when the SEPA was entered into, in the form of the issuance of 20,000 shares of common stock, representing $80,000 divided by the closing price as of the trading day immediately prior to the date of the SEPA, and (ii) $120,000 payable in cash or by way of an Advance on the date upon which the Company has first received Advances in the aggregate amount of $5,000,000.

Additionally, Yorkville agreed to advance to the Company, in exchange for the Convertible Note, an aggregate principal amount of $1,304,758 (see Note 4 for a description of the Convertible Note). At any time while the SEPA is in place that there is a balance outstanding under the Convertible Note, Yorkville may deliver a notice (an “Investor Notice”) to the Company to cause an Advance Notice to be deemed delivered to Yorkville and the issuance and sale of shares of Common Stock to Yorkville pursuant to an Advance. Yorkville may select the amount of the Advance in an amount not to exceed the balance owed under the Convertible Note outstanding on the date of delivery of such Investor Notice. The shares will be issued and sold to Yorkville pursuant to an Investor Notice at a per share price equal to the conversion price that would be applicable to the amount of the Advance selected by Yorkville if such amount were to be converted as of the date of delivery of the Investor Notice. Yorkville will pay the purchase price for such shares to be issued pursuant to the Investor Notice by offsetting the amount of the purchase price to be paid by Yorkville against an amount outstanding under the Yorkville Note.

Additionally, the Company, at its option, shall have the right, but not the obligation, to redeem early a portion or all amounts outstanding under the Convertible Note at a redemption amount equal to the outstanding principal balance being repaid or redeemed, plus a 5% prepayment premium, plus all accrued and unpaid interest; provided that (i) the Company provides Yorkville with no less than ten trading days’ prior written notice thereof and (ii) on the date such notice is issued, the VWAP of the common stock is less than the Fixed Price.

Throughout the three months ended March 31, 2026 and 2025, in connection with the SEPA, the Company issued 39,273 and 81,877 shares of common stock, resulting in gross proceeds of $504,254 and $239,203, respectively.

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NOTE 8 – NON-CONTROLLING INTEREST

As a result of the series A preferred stock offering discussed in Note 7, Capital Structure, the Company has consolidated the two subsidiaries, SNAP Biosciences, Inc. and GEAR Therapeutics, Inc., because we have a controlling interest in both. Therefore, the entities’ financial statements are consolidated in our condensed consolidated financial statements and the portion of the entities’ equity attributable to external ownership is recorded as a non-controlling interest. As part of the initial closings, the Series A Investors received in the aggregate a 15% non-voting equity ownership in both of the newly formed subsidiaries. In addition, investors who participated in the 2025 private placement common stock offering received an additional 10% aggregate non-voting ownership in SNAP Biosciences, Inc, resulting in an extra $79,000 in equity attributable to non-controlling interests. The Company contributed the co-development rights to GEAR Therapeutics, Inc. and recorded $1,063,300 of non-controlling interest at March 31, 2026. The remainder was recorded as additional paid in capital. The Company contributed both the exclusive license and corporate research agreements with the University of Pittsburgh to SNAP Biosciences, Inc. Net of accumulated losses of $661,415 and $557,137, the Company recorded $401,885 and $506,163 in equity attributable to non-controlling interests at March 31, 2026 and December 31, 2025, respectively.

NOTE 9 – INVESTMENTS

In August 2024, the Company satisfied $5.7 million of subscription receivables and related interest receivable in the form of shares of common stock in two privately held companies. During the year ended December 31, 2025, the Company received 1.25 million shares of common stock in five privately held companies in connection with master services agreements for access to the NexGenAI Affiliates Network platform. Additionally, to satisfy outstanding accounts receivables related to webinar services rendered in the master services agreements, the Company received 82,500 shares of common stock in three of these privately held companies. The shares of common stock are carried as investments on the Company’s condensed consolidated balance sheets at its initial cost basis of $1.00 per share. As the investments are in privately held companies, the Company will assess the investments for impairment on an annual basis. As of December 31, 2025, the Company recognized a $163,500 unrealized loss due to impairment of one of these investments. As of March 31, 2026, no further impairment has been recognized.

In November 2025, the Company issued 66,837 shares of common stock valued at $1,000,000, in exchange for 667,000 shares of a privately held company. The shares of common stock are carried as investments on the Company’s condensed consolidated balance sheets at its initial cost basis of $1.50 per share. As the investments are in privately held companies, the Company will assess the investments for impairment on an annual basis. As of March 31, 2026 and December 31, 2025, no impairment has been recorded related to this investment.

During the year ended December 31, 2025, the Company entered into a one-year agreement with a customer to provide access to the NexGenAI Affiliates Network platform. The contract fee paid by the customer consisted of 4,255,319 shares in the customer’s publicly traded stock, or $600,000, which the Company recorded as marketable securities on the condensed consolidated balance sheets. The Company classified this marketable security as a short-term asset as it is expected to be converted into cash within one year. During the year ended December 31, 2025, the Company recorded an unrealized gain on marketable securities in the amount of $76,596. In January 2026, the Company sold 2,830,189 shares of this marketable security and realized a gain on sale in the amount of $94,667. During the three months ended March 31, 2026, the Company recorded an unrealized loss in the amount of $176,045 on the remaining shares.

During the three months ended March 31, 2026, the Company accepted 1,663,580 shares of privately held companies and 200,401 shares of a third-party marketable security, valued at $1,663,580 and $56,112 respectively, as consideration for exercising stock options. Please see Note 7 – Capital Structure – Stock Based Compensation. The marketable securities were sold for $46,852, realizing a loss of $9,260 on the sale. No impairment was recognized on the privately held investments.

In March 2026, the Company exchanged 330,775 shares of its common stock, valued at $3,658,372, for 11,550,000 shares of a privately held company. As of March 31, 2026, the Company recorded a $22,688 unrealized loss due to impairment on this investment. This represents an approximate 35% stake in this privately held company.

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NOTE 10 – COMMITMENTS AND CONTINGENCIES

Leases – The Company leases office space under an operating lease that commenced December 1, 2017 and was extended through multiple lease extensions. The third lease extension extended the lease for twenty-four months, beginning on June 1, 2022 and ended on May 31, 2024. The fourth lease extension, signed on January 30, 2024, extended the lease for twenty-four months, beginning June 1, 2024 and ending on May 31, 2026. The monthly rent is $3,805 for the first year of the extension and increasing to $3,860 for the second year of the extension. The fifth lease extension, signed on March 12, 2026, extended the lease for twenty-four months, beginning June 1, 2026 and ending on May 31, 2028. The monthly rent is $3,937 for the first year of the extension and increasing to $4,016 for the second year of the extension. The Company recorded an increase of $85,080 for right of use asset and liability in conjunction with the lease extension in March 2026.

The Company records rent expense associated with this lease on the straight-line basis in conjunction with the terms of the underlying lease. During the three months ended March 31, 2026, rents paid totaled $11,581. During the three months ended March 31, 2025, rents paid totaled $11,415.

Right of use asset is summarized below:

	March 31, 2026	December 31, 2025
Office lease	$288,296	$243,550
Less: accumulated depreciation	(199,045)	(225,151)
Right of use asset, net	$89,251	$18,399

Operating lease liability is summarized below:

	March 31, 2026	December 31, 2025
Office lease	$93,353	$18,875
Less: current portion	(40,323)	(18,875)
Long term portion	$53,030	$–

Future minimum rental payments required under the lease are as follows:

2026	$35,282
2027	47,800
2028	20,081
Total minimum lease payments:	103,163
Less amount representing interest	(9,810)
Present value of minimum lease payments:	$93,353

Legal Matters – The Company is currently not a defendant in any litigation or threatened litigation that could have a material effect on the Company’s condensed consolidated financial statements.

CAR T License – On August 31, 2022, the Company entered into an exclusive license agreement with the University of Pittsburgh for certain intellectual property rights related to the universal self-labeling SynNotch and CARs for programable antigen-targeting technology platform. The Company paid the University of Pittsburgh a non-refundable fee in the amount of $75,000 for the exclusive patent rights to the licensed technology. Under the terms of the agreement, the Company has been assigned the worldwide development and commercialization rights to the licensed technology in the field of human treatment of cancer with antibody or antibody fragments using SNAP-CAR T-cell technology, along with (i) an intellectual property portfolio consisting of issued and pending patents and (ii) options regarding future add-on technologies and developments. In consideration of these rights, the Company paid an initial license fee of $75,000, and will have annual maintenance fees ranging between $15,000 and $25,000, as well as developmental milestone payments (as defined in the agreement) and royalties equal to 3.5% of net sales. On January 25, 2023, the Company entered into a corporate research agreement with the University of Pittsburgh for the pre-clinical development of SNAP-CAR T-cells targeting HER2. The Company agreed to pay $716,714 for performance-based milestones over a two-year term, which was paid in full during the fourth quarter of 2025.

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To supplement the development work conducted under the Sponsored Research Agreement (“SRA”), the Company’s subsidiary SNAP Biosciences, in May 2025, entered into a grant agreement with the Alici Lab at the Karolinska Institute (“KI”). Under the terms of the grant agreement, KI will continue the pre-clinical and clinical development initially started by Deverra under the terms of the SRA described above. The grant agreement has an 18-month term which the Company agreed to pay to KI quarterly payments equal to $105,000.

Also in May 2025, the Company’s subsidiary, SNAP Biosciences, entered into a License Agreement with Monarch Therapeutics. The agreement grants SNAP Biosciences access to Monarch’s small-molecule adaptor-based technology platform for use with SNAP-CAR. Under the terms of the agreement, SNAP Biosciences agreed to pay to Monarch a $50,000 upfront payment, a $10,000 annual license fee, and future success-based milestone payments.

In September 2023, the Company expanded its exclusive license agreement with the University of Pittsburgh to include the SNAP-CAR technology platform in natural killer (NK) cells. The Company agreed to pay $2,000 to amend the agreement.

Deverra Therapeutics, Inc. – On August 16, 2023, the Company entered into an exclusive licensing arrangement (the “License Agreement”) with Deverra Therapeutics Inc. (“Deverra”), pursuant to which the Company completed the exclusive license of key patent families and related intellectual property related to a proprietary allogeneic stem cell expansion and directed differentiation platform for the generation of multiple distinct immune effector cell types, including natural killer (NK) and monocyte/macrophages. The License Agreement provides the Company with exclusive rights to use the license patents and related intellectual property in connection with development and commercialization efforts in the defined field of use (the “Field”) of (a) use of unmodified NK cells as anti-viral therapeutic for viral infections, and/or as a therapeutic approach for treatment of relapsed/refractory AML and high-risk MDS; (b) use of Deverra’s cell therapy platform to generate NK cells for the purpose of engineering with Coeptis SNAP-CARs and/or Coeptis GEAR Technology; and (c) use of Deverra’s cell therapy platform to generate myeloid cells for the purpose of engineering with the Company’s current SNAP-CAR and GEAR technologies. In support of the exclusive license, the Company also entered into with Deverra (i) an asset purchase agreement (the “APA”) pursuant to which the Company purchased certain assets from Deverra, including but not limited to two Investigational New Drug (IND) applications and two Phase 1 clinical trial stage programs (NCT04901416, NCT04900454) investigating infusion of DVX201, an unmodified natural killer (NK) cell therapy generated from pooled donor CD34+ cells, in hematologic malignancies and viral infections and (ii) a non-exclusive sublicense agreement (the “Sublicense Agreement”), in support of the assets obtained by the exclusive license, pursuant to which the Company sublicensed from Deverra certain assets which Deverra has rights to pursuant a license agreement (“FHCRC Agreement”) by and between Deverra and The Fred Hutchinson Cancer Research Center (“FHCRC”).

In addition, in accordance with the terms of the Sublicense Agreement, the Company agreed to pay FHCRC certain specified contingent running royalty payments and milestone payments under the FHCRC Agreement, in each case to the extent such payments are triggered by the Company’s development activities.

Registration Rights – Pursuant to a registration rights agreement entered into on October 29, 2020, the holders of the founder shares, the Private Placement Warrants and underlying securities, and any securities issued upon conversion of Working Capital Loans (and underlying securities) would be entitled to registration rights pursuant to a registration rights agreement. The holders of at least a majority in interest of the then-outstanding number of these securities were entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the consummation of a Business Combination. The registration rights agreement did not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company would bear the expenses incurred in connection with the filing of any such registration statements.

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Finder’s Fee and Indemnity Agreement – The Company entered into a finder’s fee and indemnity agreement with a third party, pursuant to which the Company has agreed to pay a fee in connection with the successful introduction and execution of the SEPA. Under the terms of the agreement, the Company was obligated to pay a 4% fee upon the closing of the net funding amount of $1,350,000, equaling $54,000, and then 6% of the total cash consideration received by the Company or the Company’s creditors in connection with any follow-on financing, and 0.5% on the amount of any drawdown made by the Company on the SEPA. The Company also agreed to indemnify and hold harmless the third party from and against any and all losses, claims, damages, obligations, penalties, judgments, any and all legal and other actions caused by or related to the third party’s engagement with the Company. As of March 31, 2026, the Company paid a total of $103,500 to the third party in connection with this finder’s fee and indemnity agreement recorded in professional services expense. $54,000 was paid in January 2024 and $49,500 was paid in February 2025.

Master Services Agreements – On December 31, 2024 and during the year ended December 31, 2025, the Company entered into one-year agreements with six customers to provide access to the NexGenAI Affiliates Network platform. Under the terms of these agreements, the Company is obligated to deliver platform access and related services over the contract period beginning in 2025. Revenue recognition will commence upon the start of services in accordance with ASC 606, Revenue from Contracts with Customers. The Company recognized $113,771 and $62,874 in revenue in connection with these contracts during the first quarters of 2026 and 2025, respectively. As of December 31, 2025, $599,455 remained in customer deposits. As of March 31, 2026, $485,684 remained in customer deposits and is expected to be recognized as revenue throughout the rest of 2026.

GEAR™ Cell Therapy Platform – In March 2025, the Company reached an agreement with Vy-Gen to successfully license the exclusive worldwide development and commercialization rights to the GEAR™ Cell Therapy Platform, representing a first-in-class approach to modifying potent cancer-targeting immune cells to optimize the likelihood of deep remission in patients with hematologic malignancies and other cancers. Coeptis had previously held limited co-development rights to GEAR. As part of this exclusive GEAR license agreement with VyGen-Bio, Inc., the Company paid a total of $400,000 for license fees during the year ended December 31, 2025, which the Company recorded as research and development expense, and committed to pay other performance-based fees, milestone and royalty payments in 2026 and beyond.

NOTE 11 – 401(k) PROFIT-SHARING PLAN

The Company sponsors a qualified profit-sharing plan with a 401(k) feature that covers all eligible employees. Participation in the 401(k) feature of the plan is voluntary. Participating employees may defer up to 100% of their compensation up to the maximum prescribed by the Internal Revenue Code. The plan permits for employee elective deferrals but has no contribution requirements for the Company. During the three months ended March 31, 2026 and 2025, no employer contributions were made.

NOTE 12 – INCOME TAXES

For the three months ended March 31, 2026 and 2025, no income tax expense or benefit was recognized. The Company’s deferred tax assets are comprised primarily of net operating loss carryforwards. The Company maintains a full valuation allowance on its deferred tax assets since it has not yet achieved sustained profitable operations. As a result, the Company has not recorded any income tax benefit since its inception.

NOTE 13 – RELATED PARTY TRANSACTION

In September 2023, the Company entered into a transaction with AG Bio Life Capital I LP (“AG”), a Delaware limited partnership, where an employee of the Company is the general partner. The Company agreed to issue 600,000 shares (pre-reverse stock split) of common stock of the Company (“AG Shares”) to AG, in exchange for $600,000, consisting of $100,000 payable in cash and the balance payable under a promissory note (“AG Note”). The principal amount including all interest under the AG Note is due and payable by AG no later than August 30, 2024 (the “AG Maturity Date”). The outstanding unpaid principal balance of the AG Note bears interest commencing as of the Company’s next registration statement at the rate of six (6%) percent per annum, which interest rate will increase to eighteen (18%) percent per annum in the event an event of default occurs under the AG Note, computed on the basis of the actual number of days elapsed and a year of 365 days. AG has the option of repaying the obligations under the AG Note in advance of the AG Maturity Date, in whole or in part, at any time upon at least thirty (30) days prior written notice delivered to the Company. AG has certain obligations to contribute the proceeds of the sale of its AG Shares to the Company, in the event that any AG Shares are sold prior to the AG Maturity Date. On August 12, 2024, AG transferred and assigned $522,667 to the Company, the sum of principal and accrued interest owed, of shares of common stock in a privately held company. As a result of this assignment agreement, the AG Note is considered paid in full, and $522,667 is recorded as an investment at March 31, 2026 and December 31, 2025.

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As of March 31, 2026, the Company holds investments in certain privately held companies, recorded as investments on the Company’s condensed consolidated balance sheets. The Company’s Chief Executive Officer and Chief Financial Officer each hold ownership interests in these privately held companies. As of March 31, 2026 and December 31, 2025, the Company’s carrying value of these investments was $12,159,346 and $6,860,083, respectively.

NOTE 14 – INTANGIBLE ASSETS

On December 19, 2024, the Company acquired the assets of NexGenAI Affiliates Network Platform (“NexGenAI”), from the seller NexGenAI Solutions Group, Inc., which contains AI-powered marketing software and robotic process automation capabilities. The acquired assets include intellectual property, a domain name and associated website, and the technology stack as defined in the agreement. As consideration for the purchase, the Company paid the seller 187,500 shares of common stock, or $541,875. In connection with the purchase, the Company entered into a Master Services Agreement with the seller, for website development services and for services to enhance the existing technology.

The Company accounted for the NexGenAI transaction as an asset acquisition in accordance with ASC 805-50, Business Combinations – Asset Acquisitions, and recorded as intangible assets on the condensed consolidated balance sheets, net of amortization, in the amount of $316,094 and $361,250 as of March 31, 2026 and December 31, 2025, respectively. The Company recorded amortization expense of $45,156 and $45,156 during the three months ended March 31, 2026 and 2025, respectively.

NOTE 15 – SEGMENT REPORTING

Operating segments are components of an enterprise about which separate financial information is available and is evaluated regularly by management, namely the Chief Operating Decision Maker (“CODM”) of an organization, in order to determine operating and resource allocation decisions. By this definition, the Company has identified its Chief Executive Officer as the CODM. Effective in 2024, the Company began operating in two segments: Biotechnology and Technology. Prior to 2024, the Company did not report operating segments.

Biotechnology Segment: This segment is non-revenue generating and incurs expenses by developing its biotechnology product pipeline. The Biotechnology Segment had total assets of $18,273,736 and $13,783,575 as of March 31, 2026 and December 31, 2025, respectively.

Technology Segment: This segment is revenue generating and incurs expenses by acquiring technology assets to support and enhance operational capabilities through advanced technologies. The Technology Segment had total assets of $1,512,957 and $2,370,346 as of March 31, 2026 and December 31, 2025, respectively.

The Company believes that this structure reflects its current operational and financial management, and that it provides the best structure for the Company to focus on growth opportunities while maintaining financial discipline. The factors used to identify the Biotechnology and Technology operating segments were the difference in future potential revenue streams and customer base for each segment, the reporting structure for operational and performance information within the Company, and management’s decision to organize the Company around the different future potential revenue generating activities of the segments.

Segment information relating to the Company’s two operating segments for the three months ended March 31, 2026 and 2025 is as follows:

	Three Months Ended March 31, 2026
	Biotechnology Segment	Technology Segment	Consolidated
Sales	$–	$113,771	$113,771
Cost of goods sold	–	45,156	45,156
Total operating expenses	3,870,396	112,683	3,983,259
Net loss from operations	$(3,870,396)	$(44,248)	$(3,914,644)

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	Three Months Ended March 31, 2025
	Biotechnology Segment	Technology Segment	Consolidated
Sales	$–	$62,874	$62,874
Cost of goods sold	–	45,156	45,156
Total operating expenses	4,014,702	60,000	4,074,702
Net loss from operations	$(4,014,702)	$(42,282)	$(4,056,984)

NOTE 16 – MERGER AGREEMENT

On April 25, 2025, the Company (“Coeptis” or the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CP Merger Sub Inc., a Wyoming corporation and wholly-owned subsidiary of Coeptis (“Merger Sub”), and Z Squared Inc., a Wyoming corporation (“Z Squared”).

Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, upon the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), (i) Merger Sub will merge with and into Z Squared (the “Merger”) and (ii) Coeptis will immediately prior to the Merger effect a spin out of its biotechnology operations (the “Spin Out” and, together with Merger and the other transactions contemplated by the Merger Agreement, the “Transactions”), with Z squared continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Coeptis.

In the Merger, all shares of Z Squared common stock issued and outstanding immediately prior to the effective time of the Merger (other than those properly exercising any applicable dissenters rights under Wyoming law), will be converted into the right to receive a portion of the Merger Consideration (as defined below) and (ii) any other outstanding securities with the right to convert into or acquire equity securities of Z Squared will be terminated. At the Closing, Coeptis will change its name as mutually agreed upon by the Purchaser and Z Squared. The Merger closed on April 24, 2026, subsequent to the balance sheet date covered by this Quarterly Report. See Note 17 – Subsequent Events.

In connection with the Spin Out, all of Coeptis’ assets comprising its biotechnology business will be assigned and contributed prior to Closing to one or more Spin Out Subsidiaries, which will then spin out to Coeptis’ stockholders of record on the record date established for the Coeptis Special Meeting (as defined below).

The aggregate Merger Consideration received by Z Squared security holders from Coeptis at the Closing will be a number of shares of Purchaser Common Stock that represents at Closing the Applicable Percentage of Purchaser’s issued and outstanding shares of Purchaser Common Stock as calculated on a Fully-Diluted Basis.

NOTE 17 – SUBSEQUENT EVENTS

Management has performed a review of all events and transactions occurring after March 31, 2026 for items requiring recognition or disclosure in the accompanying condensed consolidated financial statements, noting the following subsequent events.

Completion of Business Combination. On April 24, 2026, the Company (then named Coeptis Therapeutics Holdings, Inc.) completed the business combination contemplated by the Agreement and Plan of Merger, dated as of April 25, 2025 (the “Merger Agreement”), by and among the Company, CP Merger Sub Inc., a Wyoming corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and Z Squared Inc., a Wyoming corporation (“Z Squared”). At the effective time of the merger (the “Effective Time”), Merger Sub merged with and into Z Squared, with Z Squared surviving as a wholly-owned subsidiary of the Company (the “Merger”). In connection with the closing of the Merger, the Company changed its corporate name from “Coeptis Therapeutics Holdings, Inc.” to “Z Squared Inc.”

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At the Effective Time, each share of Z Squared common stock, par value $0.001 per share, outstanding immediately prior to the Effective Time was converted into the right to receive shares of the Company's common stock, par value $0.0001 per share, in accordance with the share-exchange ratio set forth in the Merger Agreement. As aggregate consideration for the Merger, the former Z Squared stockholders collectively received 43,877,497 shares of the Company's common stock, representing the Applicable Percentage (as defined in the Merger Agreement) of the Company's issued and outstanding common stock calculated on a fully-diluted basis as of the closing.

Commencing on April 27, 2026, the Company's common stock began trading on the Nasdaq Global Market under the new ticker symbol “ZSQR” (previously “COEP”).

Spin-Out of Certain Biotechnology Operations. Immediately prior to the Effective Time, and as a condition to the consummation of the Merger, the Company effected a spin-out (the “Spin-Out”) of certain of its biotechnology operations. The Company contributed substantially all of the assets, liabilities, and equity interests comprising its biopharmaceutical operations conducted through Coeptis Therapeutics, Inc., Coeptis Pharmaceuticals, Inc., Coeptis Pharmaceuticals, LLC, and the Company's 73% interest in SNAP Biosciences, Inc. (collectively, the “Spin-Out Subsidiaries”) to one or more newly-formed spin-out subsidiaries, the equity of which was then distributed to the Company's stockholders of record as of the applicable record date established for the Spin-Out. As a result of the Spin-Out, the Spin-Out Subsidiaries are no longer part of the Company's consolidated group. The Company's interest in GEAR Therapeutics, Inc. was not part of the Spin-Out and continues to be held by the Company following the Merger.

Change in Business. Following the completion of the Merger and the Spin-Out, the Company's principal business is the digital asset mining operations conducted through Z Squared and its subsidiaries, including vertically integrated cryptocurrency mining of Dogecoin (DOGE), Litecoin (LTC), and other digital assets at facilities located in North Carolina, South Carolina, and Iowa. The Company is also pursuing complementary business lines, including power generation, data center development, and high-performance compute hosting. The Company also continues to hold its interest in GEAR Therapeutics, Inc., which conducts the residual biopharmaceutical operations retained by the Company following the Spin-Out.

Accounting Treatment. As disclosed in the “Anticipated Accounting Treatment” section of the Company's Registration Statement on Form S-4 (File No. 333-288329) declared effective by the Securities and Exchange Commission on December 23, 2025 (the “Registration Statement”), the Merger is being accounted for as a reverse acquisition under ASC 805-40, with Z Squared treated as the accounting acquirer and the Company treated as the accounting acquiree for financial reporting purposes. Accordingly, in the Company's financial statements for periods ending on or after the closing date, the Company expects that: (i) the reported historical operating results will be those of Z Squared; (ii) the net assets of the Company (other than those of the Spin-Out Subsidiaries) acquired in the Merger will be recorded at their respective acquisition-date fair values; (iii) the legal capital of the surviving entity will be that of the Company, with the prior-period equity of Z Squared recast to reflect the share-exchange ratio under the Merger Agreement; and (iv) earnings per share for periods prior to the Merger will be recast to reflect that share-exchange ratio. The Company is in the process of finalizing the accounting under ASC 805 for the reverse acquisition, including the related fair value measurements, and that analysis is not yet complete.

Impact on the Financial Statements Presented. Because each of the Merger, the Spin-Out, the name change, and the ticker change occurred subsequent to the March 31, 2026 balance sheet date, each constitutes a non-recognized subsequent event under ASC 855-10-25-3 and does not affect the recognition or measurement of any amounts in the accompanying condensed consolidated balance sheet as of March 31, 2026 or the related condensed consolidated statements of operations, stockholders' equity, and cash flows for the three months ended March 31, 2026.

The Company's financial statements in subsequent periods will, however, be materially different from those presented herein as a result of the Merger, the Spin-Out, and the related change in business. In particular, (i) the operations historically conducted through the Spin-Out Subsidiaries will not be reflected in the Company's results of operations in subsequent periods; (ii) under the reverse acquisition treatment described above, the operations of Z Squared (which have not historically been included in the Company's consolidated financial statements) will be reflected in subsequent periods as those of the accounting acquirer; and (iii) the Company's outstanding shares of common stock increased from 6,553,996 at March 31, 2026 to 51,431,493 at May 12, 2026, primarily as a result of the issuance of the Merger Consideration. Because the Company has not yet finalized the accounting under ASC 805 for the reverse acquisition or the related fair value measurements, an estimate of the financial effect of these subsequent events on the Company's results of operations, financial position, and cash flows in future periods, beyond the foregoing, cannot reasonably be made at the date of issuance of these financial statements.

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For additional information regarding the Merger, the Spin-Out, and the resulting change in the Company's business, reference is made to the Registration Statement and to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2026 reporting the completion of the Merger and related transactions.

On April 29, 2026, Z Squared announced that it has entered into a binding letter of intent to acquire 100% of the membership interests of Skycore Digital LLC (“Skycore”), an operating digital infrastructure company with three active sites in North Carolina powered by Duke Energy. Skycore operates approximately 24 megawatts (“MW”) of energized power capacity currently connected to the Duke Energy grid, with an additional 18 MW available through existing Duke Energy Letters of Authorization. Together, the assets provide Z Squared with a defined path to up to 42 MW of total potential capacity.

The transaction is structured entirely in Series B Convertible Preferred Stock, with no cash consideration and no debt financing. Total consideration consists of Series B Convertible Preferred Stock with an $18 million base aggregate liquidation preference at closing, plus up to an additional $4 million, scaled pro rata based on additional MW secured prior to closing, with the full $4 million payable upon securement of 18 MW. Maximum aggregate consideration is $22 million. Key terms of the Series B Convertible Preferred Stock include a $1,000 stated value per share; an 8% cash dividend or 10% payment-in-kind dividend, at the Company’s election; conversion at a 10% premium to the 20-day VWAP at signing; a seven-year mandatory redemption; an annual holder put right beginning in year two, capped at 20% per year; and a $500,000 break-up fee payable by Z Squared. The parties have agreed to a 90-day exclusivity period. The acquisition is expected to close within 60 days following execution of a definitive purchase agreement, subject to customary closing conditions.

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